                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) June 1, 1998


                                Deb Shops, Inc.
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


        Pennsylvania                      0-12188                23-1913593
----------------------------      ------------------------    -----------------
(State or Other Jurisdiction      (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                      Identification No.)

                 9401 Blue Grass Road, Philadelphia, PA 19144
              ---------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                (215) 676-6000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                                Not Applicable
          ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Item 4.  Changes in Registrant's Certifying Accountant

         (a) Effective June 1, 1998, Deb Shops, Inc. (the "Company") dismissed its prior independent accountants, Arthur Andersen LLP, and retained as its new independent accountants, Ernst & Young LLP. Arthur Andersen LLP's reports on the Company's financial statements for the two most recent fiscal years (i.e., the fiscal years ended January 31, 1998 and January 31, 1997) contained no adverse opinion or a disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change the Company's accountants was approved by the Company's Board of Directors.

         During the Company's last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

         None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company within the last two fiscal years and the subsequent interim period to the date hereof.

         (b) Effective June 1, 1998, the Company engaged Ernst & Young LLP as its independent accountants. During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigning, thereunto duly authorized.



                                 Deb Shops, Inc.
                                 (Registrant)



Date:  June 11, 1998             By: /s/ LEWIS LYONS
                                     ----------------
                                     Lewis Lyons
                                     Vice President, Finance
                                     Chief Financial Officer